SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 3, 1997, by and between ANDREW AND WILLIAMSON SALES, CO., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS
                                    --------

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 17, 1995, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 6.1(i) is hereby deleted in its entirety, and the following substituted therefor:

                  "(i) The failure of Guarantor to maintain Tangible Net Worth at all times greater than or equal to $10,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

         2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

ANDREW AND WILLIAMSON SALES, CO.



By     /s/ FRED L. WILLIAMSON
           FRED L. WILLIAMSON
                  President


WELLS FARGO BANK,
  NATIONAL ASSOCIATION




By:     /s/ SETH D. MOLDOFF
        SETH D. MOLDOFF
           Vice President



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         Acknowledged  by  the  undersigned  ("Guarantor"),  which  specifically acknowledges  that the  failure of  Guarantor  to  maintain  Tangible  Net Worth
(defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets) at all times greater than or equal to $10,000,000.00 shall constitute an "Event of Default" under the foregoing Credit Agreement.


EPITOPE, INC.



By:      /s/ GILBERT N. MILLER
         GILBERT N. MILLER
         Executive Vice President/
         Chief Financial Officer



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